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EXHIBIT #10.15

                           CONSTRUCTION LOAN AGREEMENT

         THIS AGREEMENT, made and entered into this 23rd day of October, 2003, by and between NAVARRE CORPORATION, a Minnesota corporation ("Borrower"), whose address is 7400 49th Avenue North, New Hope, MN 55428 and THE BUSINESS BANK ("Lender"), whose address is 11100 Wayzata Boulevard, Suite 150, Minnetonka, MN 55305.

                           W I T N E S S E T H, THAT:

         WHEREAS, Borrower is contemplating building on the Premises described in Schedule "A" attached hereto the following Improvements: An approximately 115,286 square foot office/warehouse facility to be located on approximately
5.69 acres of land;

         WHEREAS, Borrower has made application to Lender for a Construction Loan to defray the costs of constructing such Improvements;

         WHEREAS, Lender has issued to Borrower its Commitment to make a construction loan in the amount hereinafter specified, subject to compliance with the terms and conditions of this Construction Loan Agreement;

         NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1. "Application" shall mean Borrower's application to the Lender for the Loan the terms and conditions of which are incorporated herein by reference.

         2. "Architect's Contract" shall mean Borrower's contract with the Project Architect.

         3. "Bonds" - INTENTIONALLY DELETED.

         4. "Commitment" shall mean Lender's commitment to Borrower agreeing to make this Construction Loan.

         5. "Completion Date" shall mean midnight, June 1, 2004.

         6. "Contractor(s)" shall mean those firms directly engaged by Borrower to construct the Improvements, whether one or more.

         7. "Contract Documents" shall mean the Project Architect's Contract, Plans and


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Specifications and the Construction Contracts.

         8. "Construction Costs" shall mean land costs, all costs paid to construct and complete the Improvements including, but not limited to, demolition costs, site preparation costs, architectural fees, contractor's fees, engineering fees, survey and environmental costs, all loan fees and carrying charges, and all costs of labor and material paid or necessarily incurred by Borrower.

         9. "Construction Contracts" shall mean the contracts between Borrower and Contractor(s) for the furnishing of labor, services or materials to the Premises in connection with the construction of the Improvements.

         10. "Financing Statements" shall mean one or more financing statements between Borrower and Lender covering the personal property and fixtures included in the Premises.

         11. "Force Majeure" shall mean a delay in the progress of construction due to any strike, boycott, or similar obstructive action by employees or labor organizations beyond the control of the Borrower; or by fire, unusual delay in transportation, acts of God, adverse weather conditions not reasonably anticipatable, unavoidable casualties or shortages of materials which are beyond the control of the Borrower.

         12. "Improvements" shall mean the structures and other improvements to be constructed on the Premises in accordance with the Plans and Specifications.

         13. "Inspecting Architect" shall mean Steiner Consulting LLC, the architect hired by Lender to perform inspections of the Premises.

         14. "Loan" shall mean the loan to be made pursuant to the Commitment and not to exceed the lesser of the total Construction Costs or the maximum loan amount as specified in the Commitment.

         15. "Loan and Carrying Charges" shall mean all fees, taxes and charges incurred under the Loan and in the construction of the Improvements including, but not limited to non-refundable commitment fees, loan or brokerage fees paid to the Lender; interest charges, service and inspection fees, attorney's fees, title insurance fees and charges, recording fees and insurance premiums.

         16. "Loan Documents" shall mean the Note, Mortgage, Financing Statement, Assignment of Rents, Assignment of Leases and such other documents as Lender may reasonably require to be given to the Lender as security for the Loan.

         17. "Mortgage" shall mean a Mortgage and Security Agreement to be executed and delivered by Borrower to Lender and mortgaging the Premises to the Lender as security for the Loan.

         18. "Note" shall mean a Promissory Note to be made by Borrower payable to the order of Lender to evidence the Loan and being in the principal amount of the Loan.



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         19. "Owner Equity" shall mean the total Construction Costs less the amount of the Loan.

         20. "Plans and Specifications" shall mean the plans and specifications prepared by the Project Architect, copies of which have been initialed by the parties hereto and are incorporated by reference into this Agreement.

         21. "Premises" shall mean the real property legally described as Lot 1, Block 1, Paulsons Prairie, Hennepin County, Minnesota, together with all improvements and fixtures thereon.

         22. "Project" shall mean the construction of the Improvements on the Premises.

         23. "Project Architect" shall mean KKE Architects, Inc., the architect retained by Borrower to design and supervise construction of the Improvements.

         24. "Sub-Contracts" shall mean the contracts between the Contractor(s) and its materialmen and mechanics in the furnishing of labor or materials for the Project.

         25. "Sub-Contractors" shall mean those persons furnishing labor or materials for the Project pursuant to the Sub-Contracts.

         26. "Title" shall mean Commonwealth Land Title Insurance Company, the title insurer issuing the mortgagee's title insurance policy.

                                   ARTICLE II
                                    THE LOAN

         Subject to compliance with the provisions of this Agreement Lender agrees to loan to Borrower. The Loan shall be advanced in stages by Lender to Title and disbursed by Title pursuant to the provisions of Article VIII hereof. The Loan, or so much thereof as has been advanced hereunder, shall bear interest at the rate and shall be repaid in accordance with the terms of the Loan Documents. The proceeds of the Loan shall be used for the purposes of defraying total Construction Costs.

                                   ARTICLE III
                           EXECUTION OF LOAN DOCUMENTS

         Prior to any request for funds, Borrower agrees to authorize, execute and deliver to Lender and record the Loan Documents and other items required by this Agreement. Borrower agrees the Loan Documents and all other matters required under this Agreement shall be subject to the approval of Lender's Counsel.




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                                   ARTICLE IV
                          CONSTRUCTION OF IMPROVEMENTS

         Borrower has commenced construction of the Improvements, and Borrower agrees to diligently pursue said construction to completion and to supply such moneys and to perform such duties as may be necessary to complete the construction of said Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of the Commitment, this Agreement and the Loan Documents, all of which shall be accomplished on or before the Completion Date, and without liens, claims or assessments (actual or contingent) asserted against the Premises for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental jurisdiction, evidence of satisfactory compliance with all of which Borrower will provide to Lender upon request therefor by Lender.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Borrower hereby represents and warrants to the Lender that:

1. VALIDITY OF LOAN DOCUMENTS - The Loan Documents are in all respects legal, valid and binding according to their terms and grant to Lender a direct, valid and enforceable first lien upon and security interest in the Premises and the personal property and fixtures to be located thereon, as well as the rents and leases of the Premises, but excluding the removable trade fixtures, inventory and personal property of any tenant of the Premises.

2. PRIORITY OF LIEN ON PERSONALTY - No chattel mortgage, bill of sale, security agreement, financing statement, or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any personal property, chattel or fixture used in conjunction with the construction, operation or maintenance of the improvements, except with respect to the removable trade fixtures, inventory and personal property of the Borrower and of any tenant of the Premises.

3. CONFLICTING TRANSACTION OF BORROWER - The consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement, or other instrument to which Borrower is a party or by which it may be bound or affected.

4. PENDING LITIGATION - There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting it or the Premises, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to the Borrower's knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.



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5. VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS - Borrower has no
knowledge of any violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the State in which the Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Premises, which violations in any way relate to or affect the Premises.

6. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - The Plans and Specifications and construction pursuant thereto and the use of the Premises contemplated thereby comply and will comply with all governmental laws and regulations and requirements, zoning ordinances, standards, and regulations of all governmental bodies exercising jurisdiction over the Premises, including environmental protection and equal employment regulations, and appropriate supervising boards of fire underwriters and similar agencies. Borrower agrees to provide the Project Architect's certification to such effect.

7. BORROWER'S STATUS AND AUTHORITY - If the Borrower be a corporation, trust or a partnership, Borrower warrants and represents that (i) it is a duly organized, existing and in good standing under the laws of the state in which it is incorporated or created; (ii) it is duly qualified to do business and is in good standing in the state in which the Premises are located; (iii) it has the corporate or other power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Agreement and the Loan Documents; and (iv) the execution and delivery of this Agreement and the Loan Documents and the performance and observance of the provisions hereof and thereof have been duly authorized by all necessary trust, partnership, or corporate actions of Borrower. Borrower will furnish such resolutions, affidavits and opinions of counsel to such effect as Lender may reasonably require.

8. AVAILABILITY OF UTILITIES - All utility services necessary for the proper operation of the Improvements for their intended purposes are available at the Premises or will be available at the Premises prior to commencement of Construction, at standard utility rates and hook-up charges, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities. Borrower shall furnish evidence of such availability of utilities from time to time at Lender's request.

9. BUILDING PERMITS - All building permits required for the construction of the Improvements have been, or will be obtained prior to the commencement of the construction of the Improvements and copies of same will be delivered to Lender.

10. CONDITION OF PREMISES - Except as disclosed to the Lender prior to the date hereof, the Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, nor subject to any action in eminent domain.

11. APPROVAL OF PLANS AND SPECIFICATIONS - The Plans and Specifications conform to the requirements and conditions set out by applicable law or any effective restrictive covenant, to all governmental authorities which exercise jurisdiction over the Premises or the construction thereon, no funds shall be advanced until said Plans and Specifications shall have been approved by Lender. Except for tenant finishes that do not exceed the budgeted amount as shown on the Sworn


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Construction Statement. No changes are to be made in the Plans and
Specifications as approved without Lender's prior consent.

12. CONSTRUCTION CONTRACTS - Borrower has entered into contracts with the Contractor(s) or separate contracts with materialmen and laborers providing for the construction of the Improvements. Borrower will cause the Contractor(s) to promptly furnish Lender with the complete list of all Sub-contractors or entities which Contractor(s) propose to engage to furnish labor and/or materials in constructing the Improvements and will from time to time furnish Lender with true copies of all Contracts and Sub-contracts therefor and with the terms of all verbal agreements therefor.

13. BROKERAGE COMMISSIONS - No brokerage commissions are due in connection with the transaction contemplated hereby or if there are commissions due or payable the same will be paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

14. NO PRIOR WORK - Except as may have been permitted by Lender and Title pursuant to its early start coverage, no work or construction has been commenced or will be commenced by or on behalf of Borrower on the Premises, nor has Borrower entered into any contracts or agreements for such work or construction which could result in the imposition of a mechanic's or materialmen's lien on the Premises or the Improvements prior to or on parity with the lien of the security interest evidenced by the Mortgage.

15. ENVIRONMENTAL IMPACT STATEMENT - All required environmental impact statements as required by any governmental authority having jurisdiction over the Premises or the construction of the Improvements have been duly filed and approved.

16. ACCESS - The Premises front on a publicly maintained road or street or have access to such a road or street under easement which is not subject to a reversion in favor of any party.

17. FINANCIAL INFORMATION - Any financial statements heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting practice, and fairly present the respective financial conditions of the subject thereof as of the respective dates thereof and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

                                   ARTICLE VI
                              COVENANTS OF BORROWER

Borrower hereby covenants and agrees with Lender as follows:

1. SURVEYS - Prior to execution of any Loan Documents and prior to any request for a Disbursement, Borrower shall furnish to Lender three copies of a current perimeter land survey, in form and substance satisfactory to Lender, certified to Lender, giving a description of the Premises


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and showing all encroachments onto or from the Premises, currently certified by a registered surveyor and bearing his registry number and showing access rights, easements, or utilities, rights of way, all setback requirements upon the Premises, improvements, matters affecting title and such other items as Lender may reasonably request. After the foundation walls for the Improvements are completed, the Borrower shall, upon Lender's request, promptly furnish the Lender with three copies of the survey revised to show the location of the Improvements and certifying that the Improvements are within the boundary lines of the Premises and the building restriction lines, if any, and that the Improvements do not encroach upon any easement, utility or right of way.

2. TITLE INSURANCE - Prior to any request for Disbursement, Borrower shall furnish Lender with an ALTA policy of title insurance in form and substance satisfactory to Lender issued at the Borrower's expense and written by Title insuring the Premises to be marketable, free from exceptions for mechanic's and materialmen's liens and free from other exceptions not previously approved by the Lender, naming Lender as an insured and insuring that the Mortgage is a valid first lien to the extent of advances made or to be made hereunder subject only to such exceptions as may be approved by Lender.

3. OTHER DOCUMENTS - To furnish the Lender with copies of such other documents, instruments or materials as may be required by the Commitment.

4. RESTRICTIONS ON CONVEYANCE OR SECONDARY FINANCING - Borrower will not transfer, sell, convey or encumber the Premises or subject the Premises to any secondary financing in any way without the written consent of the Lender save and except that Borrower may enter into an agreement to sell the Premises provided that the Loan shall be due and payable in full upon the closing of such sale.

5. INSURANCE - To obtain or cause Contractor(s) to obtain and maintain such insurance or evidence of insurance as Lender may reasonably require, including but not limited to the following:

         (a) BUILDER'S RISK INSURANCE - Builder's Risk Insurance written on the so-called "Builder's Risk-Completed Value Basis" in an amount equal to the full replacement cost of the Improvements at the date of completion with coverage available on the so-called multiple peril form of policy, including coverage against collapse and water damage, with standard non-contributing mortgagee clauses, such insurance to be in such amounts and form and written by such companies as shall be approved by Lender, and the originals of such policies (together with appropriate endorsement thereto, evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lender ten (10) days' prior written notice of any intention to cancel) shall be promptly delivered to Lender, said insurance coverage to be kept in full force and effect at all times until the completion of construction of the Improvements.

         (b) HAZARD INSURANCE - Fire and Extended Coverage Insurance, and such other hazard insurance as Lender may require in an amount equal to the full replacement cost of the Improvements with standard non-contributing mortgagee clauses, such insurance to be in such amounts and form and written by such companies as shall be approved by Lender, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurer or insurers therein to give Lender ten (10) days' prior


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written notice of any intention to cancel) shall be promptly obtained and delivered to Lender immediately upon completion of the construction of the Improvements and before any portion is occupied by Borrower or any tenant of Borrower with such insurance to be kept in full force and effect at all times thereafter until the payment in full of the Loan evidenced by the Note.

         (c) PUBLIC LIABILITY - Comprehensive public liability insurance (including operations, contingent liability operations, operations of sub-contractors, completed operations and contractual liability insurance) in acceptable limits of coverage.

         (d) WORKMEN'S COMPENSATION INSURANCE - Evidence of compliance with the required coverage under statutory workmen's compensation requirements.

         (e) BONDS - Unless waived by the Lender to promptly furnish to Lender originals of the Bonds written in such amounts and form by a surety acceptable to Lender together with evidence of payment of the premiums therein and written agreement by the surety to give Lender ten (10) days' prior written notice of any intention to cancel the same.

6. COLLECTION OF INSURANCE PROCEEDS - To cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of the Borrower to Lender incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Premises).

7. APPLICATION OF LOAN PROCEEDS - To use the proceeds of the Loan solely for the purpose of paying for Construction Costs and such incidental costs relative to the construction as may be approved from time to time in writing by Lender, and in no event to use any of the Loan proceeds for personal, corporate or other purposes.

8. EXPENSES - To pay all costs of closing the Loan and all expenses of Lender with respect thereto, including, but not limited to, legal fees by Lender's counsel and all other reasonable attorney's fees, costs of title insurance, transfer taxes, license and permit fees, recording expenses, surveys, intangible taxes, appraisal fees, Inspecting Architect fees, expenses of foreclosure (including maximum lawful attorney's fees) and similar items.

9. LAWS, ORDINANCES AND ETC. - To comply promptly with any law, ordinance, order, rule or regulation of all authorities exercising jurisdiction over the Premises or the construction thereon, including appropriate supervising boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Project.

10. RIGHT OF LENDER TO INSPECT PREMISES - To permit Lender, Title and their representatives and agents to enter upon the Premises and to inspect the Improvements and all materials to be used in construction thereof and to cooperate and cause Contractor(s) to cooperate with Lender, Title and their representatives and agents during such inspections; provided, however, that this provision shall not be deemed to impose upon Lender or Title any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify


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any person with respect thereto.

11. BOOKS AND RECORDS - To set up and maintain accurate and complete books, accounts and records pertaining to the Project including the working drawings in a manner reasonably acceptable to Lender. The Lender, Title and Inspecting Architect shall have the right at all reasonable times to inspect, examine and copy all books and records of Borrower relating to the Project, and to enter and have free access to the Premises and Improvements and to inspect all work done, labor performed and material furnished in or about the Project. Notwithstanding the foregoing, Borrower shall be responsible for making inspections as to the Improvements during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the Contractor(s) and all Subcontractors has been properly supplied or done in accordance with the applicable contracts. Borrower will hold Lender and Title harmless from and Lender and Title shall have and have no liability or obligation of any kind to Borrower or creditors of Borrower in connection with any defective, improper or inadequate workmanship or materials brought in or related to the Improvements or the Premises, or any mechanic's liens arising as a result of such workmanship or materials. Upon Lender's request, Borrower shall replace or cause to be replaced any such work or material found to be deficient. Any inspections made by Inspecting Architect, Title or Lender are for the sole benefit of Lender and neither Borrower nor any creditor, tenant or vendee of Borrower shall be entitled to rely on such inspection.

12. DELIVERY OF LEASES TO LENDER - To deliver to Lender an executed counterpart of all Leases of the Premises and amendments thereto whether executed before or after the date of this Agreement, together with a specific assignment to Lender of said Leases, when so required by Lender. Unless otherwise agreed to by Lender, all leases are to be subordinate to the Mortgage, however, the Lender reserves the right to require specific leases to be made superior to the Mortgage. Borrower agrees that it will obtain execution by tenants of such instruments including attornment agreements, acceptance letters and estoppel certificates as shall be required by Lender from time to time. Borrower further agrees that it will not amend any lease or enter into any future lease upon the Premises without the prior written consent of Lender and that Lender, at its option, but at Borrower's expense, may record any such lease.

13. CORRECTION OF DEFECTS - To promptly correct any structural defects in the Improvements or any departure from the Plans and Specifications not previously approved by Lender. The advance of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant.

14. SIGN REGARDING CONSTRUCTION FINANCING - To allow Lender to erect and maintain at a suitable site on the Premises a sign indicating that construction financing is being provided by Lender.

15. ADDITIONAL DOCUMENTS - To furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, financial statements, title and other insurance reports and agreements and each and every other document and instrument required to be furnished by the terms of the Commitment, all at Borrower's expense; to assign and deliver to Lender such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the collateral at any time securing


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or intended to secure the Note, as Lender may require; and to do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the intents and purposes of this Agreement and the Commitment, as Lender shall reasonably require from time to time.

16. ARCHITECTS AND CONSTRUCTION CONTRACTS - To permit no default under the terms of the Architects or Construction Contracts; To waive none of the obligations of the parties thereunder; To do no act which would relieve such parties from their obligations thereunder; To make no amendments to such contracts, without the prior written consent of Lender; To enter into no change orders that result in an increase or decrease in the Contract Sum by more than $25,000.00 for any line item, or more than $100,000.00 in the aggregate (provided that copies of all change orders shall be provided to Lender upon the execution thereof by Borrower, each change order shall be reflected on the applicable draw request form and no change order, whether consented to by Lender or not, shall be deemed to be a waiver or modification of the obligation to keep the Loan in balance as required under paragraph VII, 3., below) or extras without Lender's consent; To allow all such contracts to be subject to the approval of Lender for its loan purposes; To allow Lender to take advantage of all the rights and benefits of the contracts upon any default by Borrower; and to submit evidence to Lender that both the Architect and the Contractor(s) will permit Lender to acquire Borrower's interest under their respective contracts and the Contract Documents without additional charge or fee should an event of default occur hereunder.

17. ENFORCE PERFORMANCE OF SUB-CONTRACTS - To enforce or cause to be enforced the prompt performance of the Sub-Contracts in accordance with their terms and not to approve any changes in the same without Lender's prior written consent.

18. COMPLIANCE WITH RULES - To comply with and to require the Contractor(s) to comply with all rules, regulations, ordinances and laws bearing on the conduct of the work on the Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any supervising boards of fire underwriters or similar agencies.

19. OPINIONS OF COUNSEL - To furnish such opinions of counsel as may be reasonably requested of the Borrower in connection with the matters contemplated by this Agreement.

20. SOIL TESTS - To provide the Lender with a soil report prepared by an acceptable engineer certifying as to the status of the soil conditions on the Premises, the need or lack of need for special pilings and foundations and that either any pilings and foundation necessary to support the Improvements have been placed in a manner and quantity sufficient to provide the required support or that no such pilings and foundations are necessary for the support and construction of the Improvements.

21. MARKETABLE TITLE - To execute and deliver or cause to be executed and delivered such instruments as may be required by the Lender and Title to provide Lender with a marketable, valid and First Lien on the Premises subject only to such exceptions to title as may be approved by Lender.

22. APPRAISAL - To deliver to Lender an MAI Appraisal of the Premises satisfactory to


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Lender and conforming to the requirements of the Commitment.

                                   ARTICLE VII
                     CONDITIONS PRECEDENT TO A DISBURSEMENT

It shall be a condition precedent to each Disbursement under this Loan Agreement that:

1. LOAN DOCUMENTS - The Loan Documents shall have been duly executed and delivered to Lender and shall be in full force and effect.

2. OWNER EQUITY - Borrower shall have paid all of the Owner Equity funds into the Project before the first Disbursement and Borrower shall deliver evidence of such payment reasonably satisfactory to Lender.

3. LOAN BALANCE - As of the date immediately prior to any Disbursement, the total amount of unadvanced proceeds of the Loan shall be sufficient, in the opinion of Lender and Title to complete the Improvements free of liens. To the extent the total of the unadvanced proceeds of the Loan shall be insufficient, at any time, in Lender's or Title's opinion, to complete the Improvements, or be less than the Total Construction Costs not yet paid for or not yet incurred, the Borrower shall immediately deposit with the Lender or with Title, as additional Owner Equity funds, an amount equal to such deficiency and such additional Owner Equity funds shall be disbursed by Title prior to the Disbursement of any further advance or advances under this Agreement.

4. NO DEFAULT - No event of default shall exist under this Agreement or the Loan Documents.

5. REPRESENTATIONS AND WARRANTIES - The representations and warranties in
Article V hereof shall be true and correct on and as of the date of each Disbursement.

6. COVENANTS - Borrower shall have complied with all of the covenants made by it in Article VI hereof.

7. SWORN CONSTRUCTION STATEMENT - Prior to the initial disbursement hereunder, the Borrower shall have submitted to Lender and Title a Construction Cost Statement sworn to by Borrower and Contractor(s) and all major Sub-Contractors or materialmen who shall then be engaged in furnishing labor, materials or supplies for the Improvements. The list should show the name of each and every Contractor, Sub-Contractor and materialman, his address and an estimate of the dollar value of the work, labor and materials to be done or supplied and a general statement of the nature of the work to be done or materials to be supplied by each. The Borrower shall furnish to the Lender any amendments or additions to the original statement as so submitted. The Borrower shall also submit a sworn statement of all Loan and carrying charges certified to Lender.

8. APPLICATION FOR PAYMENT - Lender shall have received an Application for Payment pursuant to Article VIII hereof.

9. TITLE - Title shall, if required, issue its endorsement to the title policy insuring the


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Mortgage to be a first lien under the policy in the aggregate amounts of all prior Disbursements and the requested Disbursement.

10. WORK IN PLACE - All work or materials for which a Disbursement is requested shall be in place and incorporated into the Improvements.

                                  ARTICLE VIII
                    METHODS OF DISBURSEMENT OF LOAN PROCEEDS

The Loan shall be disbursed as follows:

1. PROCEDURE - Not more often than monthly, Borrower may submit an Application for Payment requesting the Disbursement of proceeds under the Loan, which request shall be submitted to Lender and to Title at least five (5) business days prior to the date on which a Disbursement is requested. Provided the conditions of this Loan Agreement are met on the date requested for such advance, Lender shall advance to Title amounts certified to be currently payable by Borrower (excluding the retainage hereinafter specified) for the then incurred portion of Total Construction Costs pursuant to the Application for Payment. All costs shall have been approved in writing by the Project Architect, Borrower, Contractor, and if required by Lender, by the Inspecting Architect. All interest payable on the Note and all Loan and Carrying Charges shall be approved by the Lender and to the extent payable to Lender need not be disbursed to Title but may be immediately and automatically credited by Lender to the Loan account. Title shall disburse all funds advanced to it by Lender in accordance with the terms and provisions of this Agreement and any special escrow requirements imposed by Title as a condition to its acting as the disbursing agent hereunder. The Proceeds of the Loan shall bear interest from and after the date of disbursement to Title or the date of credit by Lender provided that in the event Title shall fail to disburse any advances within five (5) business days after the date set for an advance, the Borrower may request Title to return said advance to Lender and interest on such advance shall abate from and after the date of such return. Any amounts disbursed to Title and returned by Title to the Lender shall not be deemed to be advanced under the Loan Documents. Each Application for Payment shall clearly set forth the amounts due to Borrower and to each Contractor out of the requested Loan and shall upon the request of Title or the Lender be accompanied by the following:

         (a) A certificate signed by the Borrower, Project Architect and Contractor certifying as to the Improvements completed at the time; that each contractor or materialman specified in the relevant draw request has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contract; that all work for which a draw request is made conforms to the Contract Documents and any approved changes, and is in place; and in the case of the Contractor and Borrower that sufficient funds remain of the undisbursed loan amounts to complete the Project and that all funds previously disbursed have been applied as per the previous Requests for Disbursement.

         (b) A certificate by the Inspecting Architect stating that all work done as specified in the draw request conforms to the Contract Documents; that the amount requested for work done or material furnished reasonably approximates the value of such work or materials and is in place and that undisbursed funds hereunder are then, in its opinion, sufficient to complete the Project.

         (c) Conditional Waivers of Mechanic's Liens and Materialman's Liens executed by all Contractor(s), Sub-Contractors and workmen and materialmen for all work done and all materials furnished to the Premises and included in such current draw request along with Unconditional Waivers for payments made on the prior payments disbursed.

         (d) Such other supporting evidence, including invoices and receipts as may be requested by Lender or Title to substantiate all payments which are to be made out of the Disbursement or to substantiate all payments then made in respect to the Project.

2. INTEREST ADVANCE - If interest has accrued on the Loan and is unpaid or fees are payable to the Lender hereunder, Lender shall be, and hereby is, authorized at any time to advance to itself from the proceeds of the Loan the total amount of such accrued interest and fees, whether or not a draw request has been submitted by the Borrower and the same shall be deemed to be an advance of the proceeds of the Loan under this Agreement in the same manner and with the same effect as if advanced under the provisions above. It is understood Lender may establish an automatic interest reserve whereby Lender may withdraw from the Loan account on a regular basis the accrued interest on the Loan and credit the Loan balance with the same.

3. ASSESSMENT AND TAX ADVANCE - Unless Borrower has paid the taxes and assessments on or before the date on which they are due, as taxes and assessments become due on the Premises, Lender shall be, and hereby is, authorized to advance to itself automatically from the proceeds of the Loan, the total amount of such taxes and assessments and the same shall be deemed to be an advance of the proceeds of the Loan under this Agreement in the same manner and with the same effect as if advanced under the provisions above. It is understood Lender will establish an automatic tax reserve whereby Lender will withdraw from the Loan on a regular basis the taxes and assessments on the Premises and credit the Loan balance with the same.

4. DISBURSE UNDER LOAN DOCUMENT - All sums advanced and disbursed hereunder shall be disbursed under and shall be secured by the Loan Documents.

5. PAYMENTS TO SUBCONTRACTORS - In its discretion Title may make payments directly to any Subcontractor.

6. RETAINAGE - Each Disbursement shall be limited to an amount equal to ninety-five percent (95%) of the value, exclusive of Borrower and/or Contractor's profit and overhead, of the materials and labor furnished to the Premises and the balance (herein called the Retainage) shall be retained by Lender, provided that thirty (30) days after completion by each of his Subcontract, Lender will disburse to such party, or to the Contractor on behalf of such party the Retainage withheld from said party, provided that as a condition to such disbursement the Borrower, the Project Architect and the Inspecting Architect shall certify to Lender the date that such Subcontractor's Subcontract has been fully and satisfactorily completed and the Subcontractor shall have supplied Title with satisfactory final lien waivers, including final lien waivers for any of its submaterialmen or sub-contractors and the requirements of any bonding company issuing the Bonds shall have been fulfilled. Any Retainage due the Contractor(s) for work performed or materials furnished by the Contractor(s) shall be disbursed on the Final Disbursement pursuant to
Article IX
hereof.

                                   ARTICLE IX
                               FINAL LOAN BALANCE

At no time and in no event shall Lender be obligated to disburse the balance of the proceeds of the Loan, including any Retainage until:

         1. Lender shall have received satisfactory evidence of the final completion of the Improvements in accordance with the Contract Documents and the Certificate of Final Completion from the Project Architect accepted by the Contractor and Borrower.

         2. Lender shall have received a satisfactory as-built survey reflecting the final location of the Improvements as fully completed on the Premises in accordance with the Contract Documents, said survey to be prepared by a registered or licensed surveyor bearing his registry number, certifying to Lender as to the legal description of the Premises and showing all Improvements located on the Premises and indicating the street address of the Improvements, absence of any encroachments on the Premises or from the Premises onto adjacent land, showing all access points, and showing conformance to all set back requirements and delineating all utility easements, rights of way and other matters affecting the Premises, and certifying as to the total acreage of the land, the exterior dimensions of the Improvements, and the number of parking spaces, if any, and such other matters as Lender may reasonably request.

         3. Lender shall have received a requisite affidavit of the Borrower, Contractor and Project Architect, and approved by the Inspecting Architect certifying as to the final cost of the Improvements.

         4. Title shall have been furnished with such final lien waivers sufficient in the opinion of Title to dissolve any possible Mechanic's and Materialman's Liens affecting title to the Premises.

         5. Lender shall have received evidence that all of the terms, provisions and conditions on the part of the Borrower to be performed or caused to be performed have been fulfilled to the satisfaction of Lender.

         6. Lender shall have received a copy of the Final Certificate of Occupancy issued by the appropriate governmental authority covering the Improvements indicating that the Improvements as built comply with all building codes and zoning ordinances.

         7. All remaining uncompleted "punch list" items shall have been satisfactorily completed.

         8. The requirements of all bonding companies with respect to release of Retainage shall have been met.

                                    ARTICLE X
                                EVENTS OF DEFAULT

An "event of default" shall be deemed to have occurred hereunder if:

1. DEFAULT UNDER LOAN DOCUMENTS - Any default or Event of Default occurs under any of the Loan Documents and continues after the expiration of all grace periods provided for therein as defined therein; or

2. FAILURE TO COMPLETE CONSTRUCTION - Borrower shall fail for any reason to complete the construction of the Improvements by the Completion Date, except that in the event of a Force Majeure, in which event the Completion Date shall be extended as is reasonably necessary; or

3. BREACH OF AGREEMENT - Borrower breaches or fails to perform, observe or meet any covenant or condition of this Agreement and such failure continues after the expiration of all grace periods; or

4. BREACH OF WARRANTY - Any warranties made or agreed to be made in any of the Loan Documents or this Agreement shall be breached by Borrower or shall prove to be false or misleading; or

5. FILING OF LIENS AGAINST THE PREMISES - Any lien for labor, material, taxes or otherwise shall be filed against the Premises and such lien shall not be immediately bonded over to Lender's satisfaction; or

6. LITIGATION AGAINST BORROWER - Any suit shall be filed against Borrower, which if adversely determined, could substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; or

7. LEVY UPON THE PREMISES - A levy be made under any process on the Premises and such levy shall not be immediately Bonded over and shall continue unstayed for sixty (60) days or more; or

8. ACCELERATION OF OTHER DEBTS - Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower, not arising hereunder, may be declared immediately due and payable by the Holder thereof and which affects Borrower's ability to perform its obligations hereunder; or

9. TRANSFER OF PREMISES - Borrower shall without the prior written consent of Lender, voluntarily or by operation of law, sell, transfer, convey or encumber all or any part of its interest in the Premises or in any of the personalty located thereon, or used or intended to be used in connection therewith; or

10. FAILURE TO DISPROVE DEFAULT - Lender shall reasonably suspect the occurrence of one or more events of default and Borrower upon written request of the Lender, shall fail to provide evidence reasonably satisfactory to Lender that such event or events of default have not in fact occurred; or

11. ABANDONMENT - Except in the event of a Force Majeure, Borrower abandons the project or delays or ceases work thereon for a period of fifteen (l5) days, or delays construction or suffers construction to be delayed for any period of time for any reason whatsoever so that completion of Improvements cannot be accomplished in the judgment of Lender on or before the Completion Date; or

12. BANKRUPTCY - Borrower shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment, or similar relief under any present or future bankruptcy or insolvency statute, law or regulation, or shall file an answer admitting to or not contesting the material allegations of a petition filed against it in any such proceedings, or shall not have the same dismissed or vacated, or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not after the appointment without the consent or acquiescence of it of a trustee, receiver, or liquidator of any material part of its properties have such receiver, liquidator or appointment vacated; or

13. EXECUTION LEVY - Execution shall have been levied against the Premises or other properties subject to the Mortgage or any lien creditors commence suit to enforce a judgment lien against the Premises or such action or suit shall have been brought and shall not be immediately bonded over and shall continue unstayed and in effect for a period of more than 60 consecutive days; or

14. ATTACHMENT - Any part of the Lender's commitment to make the advances hereunder shall at any time be subject or liable to attachment or levy at the suit of any creditor of the Borrower or at the suit of any subcontractor or creditor of the Contractor which shall not be removed by either payment or bonding over such claim to the reasonable satisfaction of the Lender; or

15. DESTRUCTION - Any part of the Improvements are materially damaged or destroyed by fire or other casualty and the loss shall prove not to be adequately covered by insurance actually collected or in the process of collection; or

16. EMINENT DOMAIN - The Premises shall be the subject of an eminent domain proceeding or a temporary taking.

                                   ARTICLE XI
                               REMEDIES OF LENDER

Borrower hereby agrees that the occurrence of any one or more of the events of default set out in Article X hereof shall also constitute an event of default under each of the Loan Documents, thereby entitling Lender, at its option, to proceed to exercise any or all of the following remedies:

1. EXERCISE OF REMEDIES - To exercise any of the various remedies provided in any of the Loan Documents, including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, and such other rights, options and privileges provided by law.

2. CUMULATIVE RIGHTS - Cumulatively to exercise all other rights, options and privileges provided by law.

3. CEASE MAKING ADVANCES - To refrain from making any advances under this Agreement but Lender may make advances after the happening of any such event without thereby waiving the right to refrain from making other further advances or to exercise any of the other rights Lender may have.

4. RIGHTS TO ENTER - To require Borrower to vacate the Premises and permit Lender (whether prior to a foreclosure sale or during any period of redemption after a foreclosure sale):

         (a) To enter into possession;

         (b) To perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications;

         (c) To employ security watchmen to protect the Premises; and

         (d) To disburse that portion of the Loan Proceeds not previously disbursed (including any Retainage) to the extent necessary to complete the construction of the Improvements in accordance with the Contract Documents and if the completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in the name of the Borrower, and hereby empowers Lender as said attorney to take all actions necessary in connection therewith including but not limited to using any funds of Borrower including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the said portion of the Improvements in the manner called for by the Contract Documents; to make such additions and changes and corrections in the Contract Documents which shall be necessary or desirable to complete the said portion of the Improvements in substantially the manner contemplated by the Contract Documents; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against said Premises, or may be necessary or desirable for the completion of the said portion of the Improvements or the clearance of title to the Premises; to execute all applications and certificates in the name of Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the said portion of the Improvements which Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the said portion of the Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Borrower hereby assigns and quitclaims unto Lender all sums to be advanced hereunder including Retainage. Any funds so disbursed or fees or charges so incurred shall be included in any amount necessary for the Borrower to pay to redeem the premises after any foreclosure sale over and above and notwithstanding the bid price at any foreclosure sale.

         (e) To discontinue making advances hereunder to the Borrower and to terminate Lender's obligations under this Agreement.

5. RIGHTS NON-EXCLUSIVE - No right or remedy by this Agreement or by any Loan Document or instrument delivered by the Borrower pursuant hereto, conferred upon or reserved to the Lender shall be or is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy or now or hereafter arising at law or in equity or by statute. Except as Lender may hereafter otherwise agree in writing, no waiver by Lender or any breach by or default of Borrower of any of its obligations, agreements, or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such a breach, nor shall Lender be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement.

6. EXPENSES - The Loan and this Agreement and the performance by the Lender of its obligations hereunder shall be without cost and expense to the Lender, all of which costs and expenses the Borrower agrees to pay and hold Lender harmless of and payment of which shall be secured by the Loan Documents. Specifically, Borrower agrees to pay all title charges, surveyor's fees, appraisals, loan fees and the like incurred in connection with this Agreement.

                                   ARTICLE XII
                      GENERAL CONDITIONS AND MISCELLANEOUS

The following conditions shall be applicable throughout the term of this
Agreement:

1. RIGHTS OF THIRD PARTIES - All conditions of the obligations of Lender hereunder, including the obligation to make disbursements are imposed solely and exclusively for the benefit of Borrower, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan made by Lender to Borrower in connection therewith unless such claim relates to the intentional misconduct, fraud or gross negligence of the Lender. This provision shall survive the repayment of said Loan and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

2. EVIDENCE OF SATISFACTION OF CONDITIONS - Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts, implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

3. ASSIGNMENT - Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

4. SUCCESSORS AND ASSIGNS INCLUDING IN PARTIES - Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of the Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

5. HEADINGS - The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6. INVALID PROVISIONS TO AFFECT NO OTHERS - If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

7. NUMBER AND GENDER - Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

8. AMENDMENTS - Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9. NOTICES - Any notice which any party hereto may desire or may be required to give to any of the parties shall be in writing and the mailing thereof by certified mail, or equivalent, to the respective parties' addresses set forth hereinabove or to such other place such party may by notice in writing designate as its address shall constitute service of notice hereunder.

10. GOVERNING LAW - This Construction Loan Agreement is made and executed pursuant to and is intended to be governed by the laws of the State where the Premises are located.

     IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

                                               NAVARRE CORPORATION, a Minnesota
                                               corporation

                                               By
                                                 -------------------------------

                                               Its
                                                  ------------------------------

STATE OF MINNESOTA                  )
                                    ) ss.
COUNTY OF HENNEPIN                  )


The foregoing instrument was acknowledged before me this _____ day of ___________________________, 2003, by ____________________________________, the
_____________________________ of Navarre Corporation, a Minnesota corporation, on behalf of the corporation.


                                                  ------------------------------
                                                  NOTARY PUBLIC

                                               THE BUSINESS BANK



                                               By
                                                 -------------------------------

                                               Its
                                                  ------------------------------

STATE OF MINNESOTA                  )
                                    ) ss.
COUNTY OF HENNEPIN                  )


The foregoing instrument was acknowledged before me this _____ day of ___________________________, 2003, by ____________________________________, the
_____________________________ of The Business Bank, a
_________________________________, on behalf of the _____________________.


                                                   -----------------------------
                                                   NOTARY PUBLIC

              JOINDER BY COMMONWEALTH LAND TITLE INSURANCE COMPANY

         Commonwealth Land Title Insurance Company ("Title") hereby agrees with the Borrower and Lender named in the foregoing Construction Loan Agreement (the "Agreement"):

         1. To act in the disbursement of funds and in the insuring of the Mortgage defined in the Agreement, all pursuant to and under the terms and conditions set forth in the Agreement.

         2. To be bound and comply with all of the terms and conditions of the Agreement applicable to it, notwithstanding the waiver by Lender of any requirement, duty or covenant therein to be performed by any person or entity other than the Lender.

         3. To record, at the request of Lender, the Loan Documents requested by Lender, at Borrower's expense.

                                               COMMONWEALTH LAND TITLE
                                               INSURANCE COMPANY

                                               By
                                                 -------------------------------

                                               Its
                                                  ------------------------------

STATE OF MINNESOTA                  )
                                    ) ss.
COUNTY OF HENNEPIN

         The foregoing instrument was acknowledged before me this ____ day of ___________, 2003, by ____________________________, the ____________________ of
Commonwealth Land Title Insurance Company, on behalf of the company.


                                                  ------------------------------